UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 25, 2013

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of Humana Inc. was held in Louisville, Kentucky on April 25, 2013, for the purpose of voting on the proposals described below.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management’s nominees for directors.  All nominees for director listed below were elected.  The term of office for each director will be until the next annual meeting or until their successors shall be elected and qualified.

The final results of the election of directors were as follows:

Name	For	Against	Abstained	Broker Non-Votes
Michael B. McCallister	127,344,736	1,986,240	182,507	8,945,756
Bruce D. Broussard	128,305,085	997,551	210,847	8,945,756
Frank A. D’Amelio	127,861,038	1,333,526	318,919	8,945,756
W. Roy Dunbar	121,011,396	8,159,871	342,216	8,945,756
Kurt J. Hilzinger	128,112,577	1,067,762	333,144	8,945,756
David A. Jones, Jr.	127,351,480	1,965,455	196,548	8,945,756
William J. McDonald	120,885,857	8,279,733	347,893	8,945,756
William E. Mitchell	126,917,228	2,239,703	356,552	8,945,756
David B. Nash, M.D.	128,034,990	1,211,089	267,404	8,945,756
James J. O’Brien	126,535,728	2,633,529	344,226	8,945,756
Marissa T. Peterson	121,043,621	8,167,489	302,373	8,945,756

In addition, the stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstained	Broker Non-Votes
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013	136,544,786	1,252,242	662,211	0

Board proposal regarding advisory approval of the company’s executive compensation	84,685,352	43,784,069	1,044,062	8,945,756
Stockholder proposal regarding disclosure of political contributions and expenditures	26,818,663	82,206,236	20,488,584	8,945,756

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Vice President and Controller (Principal Accounting Officer)

Dated:    May 1, 2013